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                                                                  EXHIBIT 10.28


                                STEELCASE INC.

                           Management Incentive Plan

                             Amended and Restated

                              As of March 1, 2002

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                   STEELCASE INC. MANAGEMENT INCENTIVE PLAN

                               Table of Contents

                                                                   Page
                                                                   ----
        Preamble..................................................   1
        Section 1   Establishment of Plan.........................   1
        Section 2   Definitions...................................   1
        Section 3   Administration of Plan........................   3
        Section 4   Eligibility...................................   3
        Section 5   Measurement of Company Performance............   4
        Section 6   Incentive Compensation Targets................   5
        Section 7   Determination and Payment of Incentive Amounts   5
        Section 8   Committee Discretion..........................   9
        Section 9   Amendment and Termination.....................   9
        Section 10  General Provisions............................  10
        Section 11  Execution.....................................  11


                                       i

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                             AMENDED AND RESTATED

                   STEELCASE INC. MANAGEMENT INCENTIVE PLAN

Preamble

   This STEELCASE INC. MANAGEMENT INCENTIVE PLAN ("Plan") is a program for measuring financial performance in terms of Economic Value Added ("EVA"), and providing eligible Employees with incentive compensation based upon EVA results. The objective of the Plan is to encourage initiative, resourcefulness, teamwork, motivation, and efficiency on the part of all Employees that will result in financial success for both the shareholders and the Employees of the Company. The Plan provides annual and long-term incentive compensation for eligible Employees who are in a position to make substantial contributions toward achievement of the financial performance goals established pursuant to the Plan.

Section 1  Establishment of Plan

   1.1 Plan Document. This instrument, as amended from time to time, constitutes the governing document of the Plan.

   1.2 Effective Dates. The initial effective date of the Plan was June 27, 1994. The Plan as hereby amended and restated is effective as of March 1, 2002, with respect to any incentive award established on or after such date; provided, however, that the continuation of this Plan after the annual meeting for the stockholders of the Company held in 2002 (the "2002 Meeting"), as well as payment of any annual incentive compensation with respect to Plan Year 2003, shall be subject to the approval by stockholders of the Plan at such 2002 Meeting.

   1.3 Incentive Compensation Plan. The Plan is an annual and long-term compensation program for eligible Employees. Because the Plan does not provide welfare benefits and does not provide for the deferral of compensation to termination of employment, it is established with the intent and understanding that it is not an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

Section 2  Definitions

   The following terms shall have the definition stated, unless the context requires a different meaning:

   2.1 Beneficiary. "Beneficiary" means the individual, trust, or other entity designated by the Participant to receive any incentive compensation payable with respect to the Participant under the Plan after the Participant's death. A Participant may designate or change a Beneficiary by filing a signed designation with the Committee in a form approved by the Committee. A Participant's Will is not effective for this purpose.

   If a designation has not been completed properly and filed with the Committee or is ineffective for any other reason, the Beneficiary shall be the Participant's Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining benefits, if any, shall be paid to the Participant's estate.

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   2.2  Board of Directors. "Board of Directors" means the Board of Directors of Steelcase Inc.

   2.3  Code. "Code" means the Internal Revenue Code of 1986, as amended.

   2.4 Committee. "Committee" means the Compensation Committee of the Board of Directors, provided that, for any action taken with respect to an award designed to qualify for the Performance Based Exception, all references to the Committee in the Plan shall be to the Sub-Committee.

   2.5 Company. "Company" means Steelcase Inc., including all consolidated subsidiaries, unconsolidated or consolidated partnerships and joint ventures of Steelcase Inc.

   2.6 EVA. "EVA" refers to Economic Value Added and means, with respect to the entity for which EVA is being determined for a Fiscal Year, the net income of that entity less a capital charge representing the economic cost of a reasonable return on net assets applied in the business of the entity during the Fiscal Year and plus an acquisition allowance and plus or minus an accounting adjustment. EVA shall be determined on the basis of rules, definitions, and accounting principles adopted by the Committee and modified from time to time by the Committee, as deemed necessary and reasonable in the sole discretion of the Committee. EVA for an entity for a Fiscal Year shall be based upon the financial statements of the entity for the Fiscal Year as finally determined.

   2.7 Employee. "Employee" means any individual in the employ of the Company. Independent contractors, leased Employees, and self-employed individuals are not included.

   2.8 Fiscal Year. "Fiscal Year" means the financial reporting and taxable year of Steelcase Inc.

   2.9 Normal Retirement Date. "Normal Retirement Date" means the date the Participant attains age 65, or if earlier, the date the sum of the Participant's age and years of service equals or exceeds 80 (as determined for purposes of other benefit plans maintained by Steelcase Inc.).

   2.10 Participant. "Participant" means an Employee designated to participate in this Plan for a Plan Year pursuant to Section 4.

   2.11 Performance Based Exception. "Performance Based Exception" means the performance based exception from the tax deductibility limitations in Code
Section 162(m).

   2.12 Plan Year. "Plan Year" means the annual period beginning on March 1 and ending on the last day of February.

   2.13 Retirement. "Retirement" means termination of employment on or after the Participant's Normal Retirement Date.

   2.14 Surviving Spouse. "Surviving Spouse" means the husband or wife of the Participant at the time of the Participant's death who survives the Participant. If the Participant and spouse die under circumstances that make the order of their deaths uncertain, it shall be presumed for purposes of this Plan that the Participant survived the spouse.

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   2.15  Sub-Committee. "Sub-Committee" means any committee (including the
Committee), duly authorized by the Board of Directors, which is comprised entirely of members or such Board who are considered "outside directors" under 162(m) of the Code.

   2.16 Total Disability. "Total Disability" or "Disability" means a physical or mental condition which totally and presumably permanently prevents an individual from performing the duties of his or her employment. The determination of Total Disability shall be made by the Committee through procedures established for that purpose and on the basis of reasonable medical examinations. The cost of any medical examination shall be an expense of administration of the Plan.

Section 3  Administration of Plan

   3.1 Administrative Committee. The Plan shall be administered by the Committee. The Committee shall have full discretionary authority in the operation and administration of the Plan. The Committee shall act by vote or consent of a majority of its members. To the extent necessary or appropriate, the Committee will adopt rules, policies, and forms for the administration, interpretation, and implementation of the Plan. The Committee may delegate administrative authority and responsibility from time to time to and among the management compensation committee of Steelcase Inc., other management committees, and individual Employees of the Company, but all actions taken pursuant to delegated authority and responsibility shall be subject to review and change by the Committee. All decisions, determinations, and interpretations of the Plan by the Committee shall be final and binding on all parties.

   A member of the Committee shall not participate in and shall not be counted as a member with respect to any action of the Committee directly affecting only that member.

   3.2 Responsibility; Indemnification. A member of the Committee or any other individual or group to whom authority is delegated shall not be personally responsible or liable for any act or omission in connection with performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. The Company shall hold harmless and indemnify each member of the Committee, and any other individual or group exercising delegated authority or responsibility with respect to the Plan, from any and all liabilities and costs arising from any act or omission related to the performance of duties or the exercise of discretion and judgment with respect to the Plan.

Section 4  Eligibility

   4.1 Participation. An Employee shall be a Participant in the Plan for a Plan Year upon designation as a Participant for that year by the Committee. When deemed appropriate by the Committee, the Committee may designate an effective date for the commencement of participation by a Participant that is subsequent to the first day of the Plan Year. Designated Participants shall be notified in writing and provided a written summary and explanation of the Plan.

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   4.2  Continuing Participation. Designation as a Participant for a Plan Year
will continue in effect for each succeeding Plan Year until participation is terminated by the Committee. The Committee may terminate participation by an Employee at any time with or without cause.

Section 5  Measurement of Company Performance

   5.1 EVA Performance. For purposes of the Plan, financial performance of the Company or any subdivision of the Company shall be measured by EVA. In general, the Plan shall be administered so that the incentive compensation provided to Participant under the Plan for each Plan Year is based primarily on improved EVA performance relative to prior EVA performance rather than on absolute levels of EVA performance.

   5.2 Determination of EVA. EVA shall be determined for each Fiscal Year by the Committee. EVA generally shall be determined by application of accounting principles consistently applied from year to year. Nevertheless, the Committee shall have full authority and discretion to modify the accounting principles and components applied in the determination of EVA from time to time as the Committee deems necessary or appropriate. References to EVA for a Plan Year mean EVA for the Fiscal Year ending closest in time to the last day of the Plan Year.

   For most Participants, EVA and EVA performance shall be the EVA and EVA performance determined for the Company. Nevertheless, the Committee may determine that EVA and EVA performance applicable to one or more Participants for a Plan Year shall be determined with respect to a business unit comprising less than all of Steelcase Inc., or may be based upon a weighted average of the separate EVA or EVA performance of more than one business unit chosen by the Committee from among Steelcase Inc. and subsidiaries, divisions, and other subdivisions of Steelcase Inc. If weighted averaging is applied, the Committee will determine the weighting percentages applicable for each relevant classification of Participants for the Plan Year, and the percentages will be published at the time of publication of EVA performance targets and target incentive percentages.

   5.3 EVA Growth Target. The EVA growth performance target for each Plan Year shall be determined by the Committee and published to Participants. Notwithstanding the preceding sentence, with respect to awards designed to qualify for the Performance Based Exception, the EVA growth performance target shall be established at a time (a) prior to ninety (90) days after the commencement of the Plan Year and (b) when the achievement of the performance target is substantially uncertain.

   5.4 Leverage Factor. Leverage factors also shall be determined by the Committee and announced to Participants for each Plan Year. Notwithstanding the preceding sentence, with respect to awards designed to qualify for the Performance Based Exception, the leverage factors shall be established at a time (a) prior to ninety (90) days after the commencement of the Plan Year and
(b) when the achievement of the performance target is substantially uncertain. The leverage factors are (i) the amount of EVA performance above or below EVA growth performance target for the Plan Year that will cause each Participant's incentive compensation for the Plan Year to be double the participant's target incentive compensation for the plan year, if positive, or to be zero for the Plan Year, if negative and (ii) the absolute leverage factor. The leverage factors for a Plan Year may be the same or different.

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   5.5  Adjustments. Adjustments to EVA and EVA targets may be made when deemed appropriate by the Committee pursuant to Section 8; provided, however with respect to awards designed to qualify for Performance Based Exception, EVA and EVA targets may not be adjusted in a manner that would cause an increase in the amount of resulting incentive compensation. Nevertheless, the Committee shall have the authority to make appropriate adjustments to EVA and EVA targets to reflect the impact of the following extraordinary items not reflected in such goals: (a) any profit or loss attributable to acquisitions or dispositions of stock or assets, (b) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (c) all items of gain, loss or expense for the year related to restructuring charges for the Company, (d) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (e) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30 and SFAS No. 144, and (f) such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

Section 6  Incentive Compensation Targets

   6.1 Target Incentive Compensation. The target annual and long-term incentive compensation for each Participant for each Plan Year shall be an amount that is a percentage of the Participant's base pay for the Plan Year.

   6.2 Annual and Long-Term Percentages. Separate annual and long-term target incentive compensation percentages shall be determined for each Participant for each Plan Year; provided, however, that the Committee may determine that some Participants will be eligible only for annual incentive compensation or only long-term incentive compensation for a Plan Year. The annual and long-term target incentive compensation percentages shall be determined by the Committee and published to Participants for the Plan Year.

   6.3  Maximum Award.

(a) The maximum amount that may be paid to any Employee as annual incentive compensation with respect to any Plan Year shall be $3 million.

(b) The maximum amount of long-term incentive compensation that may be awarded in any Plan Year to any Employee, determined without regard to when such compensation is paid to the Employee, shall be $4 million (including the value of any portion of such award that is not payable in cash, with such value determined by the Committee in its discretion).

Section 7  Determination and Payment of Incentive Amounts

   7.1 Final Plan Year EVA. EVA and EVA performance, including any necessary or appropriate adjustments required or permitted hereunder, shall be determined as soon as

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administratively feasible following the availability of final financial results for the Plan Year. The Committee shall certify, in writing, the attainment of year end EVA results and the associated MIP bonus multiple with respect to any award designed to qualify for the Performance Based Exception.

   7.2 Determination of Incentive Compensation. Under rules established by the Committee, the incentive compensation for each Participant for each Plan Year shall be calculated by the following steps:

(a) Bonus Multiple. The bonus multiple shall be calculated based on (i) the actual level of EVA performance and (ii) growth of EVA for a Plan Year. The Committee shall determine the relative weight of each component to derive the bonus multiple, provided that with respect to any award designed to qualify for the Performance Based Exception, such determination shall be made by the Sub-Committee.

(b) Incentive Compensation. Annual and long-term incentive compensation for each Participant for the Plan Year shall be the result obtained by multiplying the Participant's individual target annual or long-term incentive percentage for the Plan Year by the applicable bonus multiple for the Plan Year and then multiplying the resulting percentage by the Participant's base pay for the Plan Year to determine the dollar amount of the Participant's incentive compensation. If a Participant's base pay changes during a Plan Year, proportionate annual and long-term incentive compensation shall be calculated, under the rules established by the Committee, for each period of the Plan Year that each level of base pay was in effect. The proportionate incentive compensation for each level of base pay shall be calculated by annualizing that level of base pay, multiplying by the applicable annual or long-term target incentive percentage for that level of base pay and the bonus multiple, and then multiplying the resulting amount by a fraction, the numerator of which is the number of days during the Plan Year that the level of base pay was in effect and the denominator of which is the number of days in the Plan Year.

   7.3  Payment of Incentive Amounts.

(a) Annual Component. The dollar amount of the annual incentive compensation for a Plan Year shall be paid to the participant as soon as feasible following the completion of the incentive compensation calculations for the Plan Year, provided, however, that no amount shall be paid with respect to any award designed to qualify for the Performance Based Exception until the Sub-Committee has certified the EVA and attainment of EVA performance targets with respect to such award in accordance with Section 7.1.

(b) Long-Term Component. The amount of the long-term incentive compensation for a Plan Year that is payable to the Participant in cash shall be paid to the Participant, subject to the adjustments provided herein, in three annual installments. The first installment for a Participant shall be paid after the end of the Participant's second Plan Year of participation in the Plan. The long-term incentive amounts payable to the Participant shall be credited contingently to a long-term incentive compensation recordkeeping account maintained for each Participant provided, however, that no amount with respect to an award designed to qualify for the Performance Based Exception may be credited to a Participant's account until the Sub-Committee has certified the EVA and attainment of EVA performance targets with respect to such

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    Participant in accordance with Section 7.1. The account shall be credited at the end of each succeeding Plan Year with any long-term incentive dollar amount earned by the Participant. Within the account a separate record or sub-account shall be maintained for each Plan Year for which long-term incentive compensation is credited.

    In addition to any applicable long-term incentive dollar amount, at the end of the second Plan Year of participation and each subsequent Plan Year, each sub-account within the Participant's account shall be adjusted by a hypothetical earnings credit or debit. The adjustment shall be equal to the percentage of positive or negative change, if any, in the shareholder's equity in the Company, before payment of any dividends, for the Fiscal Year ending closest in time to the last day of the Plan Year except as adjusted in accordance with Section 5.5.

    The separate sub-account for each Plan Year for which long-term incentive compensation is credited shall be independently adjusted by any applicable earnings credits or debits and paid as follows:

      (i) The sub-account shall be established for and as of the end of the Plan Year; and

     (ii) As of the end of the second Plan Year (the Plan Year following the Plan Year for which the sub-account was established), the amount in the sub-account shall be divided into three equal parts and each of such parts shall be adjusted by any applicable earnings credit or debit for the second Plan Year; and

    (iii) As soon as feasible following the end of the second Plan Year, one of the three parts of the sub-accounts be paid to the Participant; and

     (iv) As of the end of the third Plan Year, the two remaining parts of the sub-account shall be adjusted by any applicable earnings credit or debit for the third Plan Year; and

      (v) As soon as feasible following the end of the third Plan Year, one of the two remaining parts shall be paid to the Participant; and

     (vi) As of the end of the fourth Plan Year, the amount remaining in the sub-account shall be adjusted for any earnings credit or debit for the fourth Plan Year and the resulting amount shall be paid to the Participant as soon as feasible following the end of the fourth Plan Year.

   Pursuant to the foregoing each Participant may be receiving payments from as many as three different sub-accounts following the end of a Plan Year.

   The dollar amount of long-term compensation credited to a Participant for each Plan Year shall be entirely contingent and shall be unconditionally earned only when actually paid. In the event a Participant ceases to be a Participant but continues to be an Employee, adjustments for any earnings credits or debits and payments from the Participant's long-term compensation account shall continue until the account is exhausted or until terminated under Section 7.4.

   The Committee in its discretion may determine that any portion or all of the long-term incentive compensation that is payable to a Participant shall be paid in property other than

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cash (including without limitation stock options granted under the Company's
Incentive Compensation Plan). Any portion of the long-term incentive compensation that is payable to a Participant in property other than cash shall be paid on such terms and conditions as determined by the Committee.

   7.4  Partial Year Participation, Employment Changes and Forfeitures.

(a) Partial Year Participation. If an Employee is designated to become a Participant in a Plan Year as of a date other than the first day of the Plan Year, the Participant's incentive award compensation for the Plan Year shall be determined, under rules established and maintained by the Committee for this purpose from time to time, on the basis of the Participant's time of participation during the Plan Year.

(b) Employment Changes. Target incentive percentages and incentive awards for a Participant for a Plan Year will be prorated under rules established and maintained by the Committee for this purpose from time to time, in the event of any change in compensation or employment status or location, or any other change that would effect the determination for the Plan Year, in proportion to the duration of each applicable factor during the Plan Year. The balance in the Participant's long-term compensation account as of the end of the Plan Year shall not be modified by reason of any change in any applicable factor in a subsequent Plan Year.

(c) Retirement, Death or Disability. If a Participant's employment terminates during a Plan Year by reason of Retirement, death, or Total Disability, the annual component of the Participant's incentive compensation dollar amount for the Plan Year, if any, shall be prorated, under rules established and maintained by the Committee for such purpose, based on the Participant's time of active employment as a Participant during the Plan Year. The balance in the Participant's long-term incentive compensation account as of the end of the Plan Year, after appropriate crediting or debiting for the Plan Year, shall be paid to the Participant or the Participant's beneficiary at the time long-term incentive compensation payments are made under the Plan for each Plan Year until the account is exhausted. Notwithstanding the preceding sentence, the Committee may determine to accelerate the payment of long-term incentive compensation amounts credited to the Participant or Beneficiary at the time and in the manner determined in the sole and absolute discretion of the Committee.

(d) Other Termination of Employment. Except as otherwise provided in this subsection (d) or pursuant to subsection (e), upon termination of a Participant's employment during a Plan Year for any reason other than Retirement, death, or Total Disability, the Participant shall not be entitled to the payment of incentive compensation for the Plan Year and the balance in the Participant's long-term incentive compensation account shall be forfeited. Notwithstanding the preceding sentence, the Committee shall have full discretion to determine that any or all of the following: payment of a pro-rated annual component, crediting of the Participant's long-term incentive compensation account, or payments from the long-term account until exhausted, may be made when termination of the Participant's employment results from job elimination, reduction in work force or other similar company initiative, or is encouraged or induced by incentives offered by the Company.

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

(e) Competition. A Participant shall not be entitled to the payment of incentive compensation for the Plan Year and the balance in the Participant's long-term incentive compensation account shall be forfeited in the event the Participant directly or indirectly engages in competition with Steelcase Inc. Competition means directly or indirectly engaging in competition with the Company or any subdivision, subsidiary, or affiliate of the Company (collectively, the 'Company') at any time during employment with the Company or during the three (3) year period following termination of employment with the Company, without prior approval of the Committee. A Plan Participant engages in competition if that person participates directly or indirectly in the manufacture, design or distribution of any products of the same type as those of the Company, including, but not limited to, office furniture, office systems or architectural products, or the providing of any related services, for or on behalf of any person or entity other than the Company and its authorized dealers, at any location within or without the United States of America. It is intended that this definition shall be enforced to the fullest extent permitted by law. If any part of this definition shall be construed to be invalid or unenforceable, in whole or in part, then such definition shall be construed in a manner so as to permit its enforceability to the fullest extent permitted by law.

(f) Committee Discretion. Pursuant to the powers conferred in Section 8, the Committee may make other rules and exceptions applicable to participation and employment changes.

   7.5 Reports.

   From time to time during each Plan Year and as of the end of each Plan Year, the Committee shall provide to each Participant information concerning current and cumulative EVA performance and credits and debits in the account and balance in the Participant's long-term incentive compensation account.

Section 8  Committee Discretion

   The Committee shall exercise all of its power and duties as the Committee deems appropriate in its sole and absolute discretion. All decisions of the Committee shall be final and binding on all Participants and their respective heirs and representatives. In the event it is determined, in the judgment and discretion of the Committee, that any factor applicable in the ultimate determination of incentive compensation under the Plan for a Plan Year is not appropriate with respect to one or more Participants due to unusual events, unforeseen circumstances, or other factors deemed material and relevant, the applicable factor or the amount of the resulting incentive compensation may be adjusted or modified in any manner deemed appropriate by the Committee provided, however, that with respect to awards designed to qualify for the Performance Based Exception, no applicable factor may be adjusted in a manner that would cause an increase in the amount of resulting incentive compensation and the resulting incentive compensation may not be increased.

Section 9  Amendment and Termination

   9.1 Amendment. The Plan may be amended in any manner at any time by action of the Board of Directors or the Committee. No amendment shall reduce the amounts credited to the

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long-term incentive compensation accounts of Plan Participants as of the end of the Plan Year preceding the later of the effective date of the amendment or the date the amendment is adopted.

   9.2 Termination. The Plan may be suspended at any time by action of the Committee, pending the next meeting of the Board of Directors of Steelcase Inc. Any suspension may be approved and ratified and the Plan may be terminated at any time by action of the Board of Directors. Neither a suspension nor termination of the Plan shall reduce or eliminate amounts credited in the long-term incentive compensation accounts of Participants as of the end of the Plan Year preceding the later of the effective date of the suspension or termination or the date of the action to suspend or terminate.

Section 10  General Provisions

   10.1 Benefits Not Guaranteed. Neither the establishment and maintenance of the Plan nor participation in the Plan shall provide any guarantee or other assurance that incentive compensation will be payable under the Plan. The success of Steelcase Inc. and its subdivisions and affiliates, as determined hereunder, and adjusted as provided herein, and application of the administrative rules and determinations by the Committee shall determine the extent to which Participants are entitled to receive incentive compensation payments and credits hereunder.

   10.2 No Right to Participate. Nothing in this Plan shall be deemed or interpreted to provide a Participant or any non-participating Employee with any contractual right to participate in or receive benefits of the Plan. No designation of an Employee as a Participant for all or any part of a Plan Year shall create a right to incentive compensation or other benefits of the Plan for any other Plan Year.

   10.3 No Employment Right. Participation in this Plan shall not be construed as constituting a commitment, guarantee, agreement, or understanding of any kind that the Company or any subdivision of the Company will continue to employ an individual, and this Plan shall not be construed or applied as any type of employment contract or obligation. Nothing herein shall abridge or diminish the rights of the Company or the employing subdivision of the Company to determine the terms and conditions of employment of any Participant or other employee or to terminate the employment of any Participant or other Employee with or without cause at any time.

   10.4 No Assignment or Transfer. Neither a participant nor any beneficiary or other representative of a Participant shall have any right to assign, transfer, attach, or hypothecate any incentive compensation amount or credit, potential payment, or right to future payments of any incentive compensation amount or credit, or any other benefit provided under this Plan. Payment of any amount due or to become due under this Plan shall not be subject to the claims of creditors of the Participant or to execution by attachment or garnishment or any other legal or equitable proceeding or process.

   10.5 Withholding and Payroll Taxes. The Company shall deduct from any payment made under this Plan all amounts required by federal, state, and local tax laws to be withheld and

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shall subject any payments made under the Plan to all applicable payroll taxes and assessments.

   10.6 Incompetent Payee. If the Committee determined that a person entitled to a payment hereunder is incompetent, it may cause benefits to be paid to another person for the use or benefit of the Participant or the Participant's beneficiary at the time or times otherwise payable hereunder, in total discharge of the Plan's obligations to the Participant or beneficiary.

   10.7 Governing Law. The provisions of the Plan shall be construed and governed under the laws of the State of Michigan.

   10.8 Construction. The singular includes the plural, and the plural includes the singular, and terms connoting gender include both the masculine and feminine, unless the context clearly indicates the contrary. Capitalized terms, except those at the beginning of a sentence or part of a heading, have the meaning defined in the Plan.

Section 11  Execution

   IN WITNESS WHEREOF, Steelcase Inc. has caused this Plan, captioned "Steelcase Inc. Management Incentive Plan," as amended and restated effective as of March 1, 2002, to be executed by its duly authorized officer this 10/th/ day of March, 2002.

               STEELCASE INC.

               By:  /s/  Nancy W. Hickey
               --------------------------------------------
               Its: Sr. Vice President, Global Strategic Resources and Chief Administrative Officer

                                       11